Exhibit 7






                    EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                          Dated as of December 19, 1997

                                   by and among

                              Amscan Holdings, Inc.,
                           the Guarantors party hereto

                                       and

                               Goldman, Sachs & Co.







                   This Exchange and Registration Rights Agreement (this "Agreement") is made and entered into as of December 19, 1997 by and among Amscan Holdings, Inc., a Delaware corporation (the "Company"), each subsidiary of the Company which is a signatory hereof and by each additional subsidiary of the Company that is created or acquired after the date hereof that executes a counterpart to this Agreement substantially in the form of Exhibit A attached hereto pursuant to Section 6(d)(xxii) (collectively, including such signatories, the "Guarantors"), and Goldman, Sachs & Co. (the "Initial Purchaser"), who has agreed to purchase the Company's 9.875% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") pursuant to the Purchase Agreement (as defined below).

                   This Agreement is made pursuant to the Purchase Agreement, dated December 15, 1997 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Senior Subordinated Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 2 of the Purchase Agreement.

                   The parties hereby agree as follows:

         SECTION 1      DEFINITIONS

                   As used in this Agreement, the following capitalized terms shall have the following meanings:

                   Act:  The Securities Act of 1933, as amended.

                   Broker-Dealer: Any broker or dealer registered with the Commission under the Exchange Act.

                   Broker-Dealer Transfer Restricted Securities:
         Exchange Notes that are acquired by a Restricted Broker-Dealer for its own account as a result of market-making activities or other trading activities.

                   Closing Date: The date of the closing of the Transaction.

                   Commission:  The Securities and Exchange Commission.

                   Consummate: A Registered Exchange Offer shall be deemed "Consummated" (including correlative terms) for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture (or an indenture substantially identical to the Indenture) of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Senior Subordinated Notes that were tendered by Holders thereof pursuant to the Exchange Offer.







                   Damages Payment Date: With respect to the Senior Subordinated Notes, each Interest Payment Date.

                   Effectiveness Target Date:  As defined in Section 5.

                   Exchange Act: The Securities Exchange Act of 1934, as amended.

                   Exchange Notes: Debt securities and guarantees of the Company and the Guarantors, respectively, which debt securities and guarantees shall be substantially identical to the Senior Subordinated Notes and the Senior Subordinated Guarantees (as defined in the Indenture), respectively, except that they have been registered pursuant to an effective Registration Statement under the Act, and are entitled to the benefits of the Indenture or an indenture which is substantially identical to the Indenture and which has been qualified under the Trust Indenture Act.

                   Exchange Offer: The registration by the Company under the Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                   Exchange Offer Registration Statement:  The
         Registration Statement relating to the Exchange Offer, including the related Prospectus.

                   Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Senior Subordinated Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

                   Guarantors:  As defined in the preamble hereto.

                   Holders: As defined in Sections 2(b) and 2(c) hereof.

                   Indenture: The Indenture, dated as of December 19, 1997, among the Company, IBJ Schroder Bank & Trust Company, as trustee (the "Trustee") and the Guarantors, pursuant to which the Senior Subordinated Notes and the Exchange Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof; except that, if the Exchange Notes are issued pursuant to an indenture substantially identical to the Indenture, then Indenture shall also refer to such indenture.

                   Initial Purchaser: As defined in the preamble hereto.

                   Interest Payment Date: As defined in the Indenture and the Notes.

                   Market-Maker Prospectus: As defined in Section 4 hereof.










                   NASD:  National Association of Securities Dealers,
         Inc.

                   Notes:  The Senior Subordinated Notes and the
         Exchange Notes.

                   Person: An individual, partnership, corporation, trust, limited liability company or unincorporated organization, or a government or agency or political subdivision thereof.

                   Prospectus: The prospectus included in a Registration Statement including, without limitation, a Market-Maker Prospectus, in each case, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

                   Record Holder: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                   Restricted Broker-Dealer: Any Broker-Dealer that is an affiliate of the Company and that holds Broker-Dealer
         Transfer Restricted Securities.

                   Registration Default: As defined in Section 5 hereof.

                   Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer, (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of Section 4(a) of this Agreement, or (c) the registration for resale of Broker-Dealer Transfer Restricted Securities, which is filed pursuant to the provisions of
         Section 4(c) of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                   Senior Subordinated Notes: As defined in the preamble hereto.

                   Shelf Filing Deadline: As defined in Section 4 hereof.

                   Shelf Registration Statement:  As defined in Section
         4 hereof.

                   Transaction:  As defined in the Indenture.

                   Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged by a person other than a Broker-Dealer for an Exchange Note in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Senior Subordinated Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date









         of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

                   Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                   Underwritten Registration or Underwritten Offering:
         A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         SECTION 2      SECURITIES SUBJECT TO THIS AGREEMENT

                   (a) Transfer Restricted Securities and Broker-Dealer Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted
         Securities and the Broker-Dealer Transfer Restricted
         Securities.

                   (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted
         Securities (each, a "Holder") whenever such Person owns
         Transfer Restricted Securities.

                   (c) Holders of Broker-Dealer Transfer Restricted Securities. A Restricted Broker-Dealer is deemed to be a holder of Broker-Dealer Transfer Restricted Securities (each, a "Holder") whenever such Restricted Broker-Dealer owns Broker-Dealer Transfer Restricted Securities.

         SECTION 3      REGISTERED EXCHANGE OFFER

                   (a)  Unless the Exchange Offer shall not be
         permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, a Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 105 days after the date on which such Registration Statement is filed with the Commission (which 105-day period shall be extended for a number of days equal to the number of Business Days (as defined in the Indenture), if any, that the Commission is officially closed during such period), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the









         appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted
         Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

                   (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days thereafter.

                   (c) The Company and the Guarantors shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Senior Subordinated Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Senior Subordinated Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any sales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission.

                   The Company and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(d) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 195 days from the date on which the Exchange Offer Registration Statement is declared effective.

                   The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request, at any time during such 195-day period in order to facilitate such sales.










         SECTION 4      SHELF REGISTRATION; MARKET-MAKER PROSPECTUS

                   (a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer, in either case, because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify the Company on or prior to the 20th Business Day following Consummation of the Exchange Offer that such Holder alone or together with Holders who hold in the aggregate at least $1.0 million in principal amount of Senior Subordinated Notes (A) is prohibited by law or Commission policy from participating in the Exchange Offer, or (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Broker-Dealer and holds Notes acquired directly from the Company or one of the Company's affiliates, then the Company and the Guarantors shall use their best efforts to

                   (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earlier to occur of (1) the 45th day after the date on which the Company is notified by the Commission or otherwise determines that it is not required to file the Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer, and (2) the 45th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earlier date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                   (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 105th day after the Shelf Filing Deadline.

         The Company and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (d) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this
         Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the second anniversary of the Closing Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or become eligible for resale pursuant to Rule 144 without volume or other restrictions.

                   (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request









         therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                   (c) Market-Maker Prospectus. The Company and the Guarantors acknowledge that any Restricted Broker-Dealer holding Broker-Dealer Transfer Restricted Securities may not resell such Broker-Dealer Transfer Restricted Securities without delivering a Prospectus. Consequently, on the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is filed with the Commission, the Company and the Guarantors shall file a Registration Statement for use with respect to such resales (which may be the Exchange Offer Registration Statement or, if the filing of the Exchange Offer Registration Statement is not required hereunder, the Shelf Registration Statement if permitted by the rules and regulations of the Commission) and shall use their best efforts to cause such Registration Statement to be declared effective by the Commission on or prior to the Consummation of the Exchange Offer. The Company and the Guarantors shall use their best efforts to keep such Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(c) and (d) hereof to the extent necessary to ensure that it is available for resales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until such time as all Restricted Broker-Dealers determine in their judgment that they are no longer required to deliver a Prospectus in connection with sales of Broker-Dealer Transfer Restricted Securities. The Prospectus included in such Registration Statement is referred to in this Agreement as a "Market-Maker Prospectus."

         SECTION 5      LIQUIDATED DAMAGES

                   If (i) either of the Registration Statements required by Section 3 or 4(a) of this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) either of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 45 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) either Registration Statement required by Section 3 or 4(a) of this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable (except as permitted by Section 6(d)(i) of this Agreement) for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000









         principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds on each Damages Payment Date, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

                   All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

         SECTION 6      REGISTRATION PROCEDURES

                   (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(d) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                   (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Senior Subordinated Notes. The Company and the Guarantors each hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors each hereby agrees, however, to (A) participate in telephonic conferences with the Commission,
              (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pur-sue a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to









              participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and
              (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Senior Subordinated Notes acquired by such Holder directly from the Company.

                 (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall, if required by the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that neither the Company nor the Guarantors have entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

                   (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(d) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, to the extent required by Section 4(a), the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                   (c) Market-Maker Prospectus. In connection with any Registration Statement filed pursuant to Section 4(c) of this Agreement, during the period it is required to be effective hereunder, the Company and the Guarantors will comply with all of the provisions of Section 6(d) (other than sub-sections
         (xii), (xiii), (xvi), (xix) and (xx)) below until such time as all Restricted Broker-Dealers determine in their judgment that they are no longer required to deliver Market-Maker Prospectuses









         in connection with sales of Broker-Dealer Transfer Restricted Securities. The Company and Guarantors shall use their best efforts to deliver Market-Maker Prospectuses to all Restricted Broker-Dealers immediately upon the effectiveness of the Registration Statement and from time to time thereafter, during the period the Registration Statement is required to be effective hereunder, upon request, in such quantities as such Restricted Broker-Dealer shall require.

                   (d) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers) and Broker-Dealer Transfer Restricted Securities, the Company and the Guarantors shall:

                   (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing and the provisions of
              Section 4, at any time after Consummation of the Exchange Offer, the Company and the Guarantors may allow the Shelf Registration Statement or Market-Maker Prospectus and the related Registration Statement to cease to be effective and usable if (x) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within two Business Days after the Board of Directors makes such determination, or (y) the Prospectus contained in the Shelf Registration Statement or the Market-Maker Prospectus or the Registration Statement relating to either, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that the two-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with









              respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                 (iii) advise the underwriter(s), if any, and selling Holders of Transfer Restricted Securities and, following the Consummation of the Exchange Offer, Holders of Broker-Dealer Transfer Restricted Securities, promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the hap-pening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, under state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each of the selling Holders of Transfer Restricted Securities or Holders of Broker-Dealer Transfer Restricted Securities and each of the under-writer(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except that the Exchange Offer Regis-tration Statement need only be provided to such underwriters) or any amendments or supplements to any such Registration Statement or Prospectus (including all docu-ments incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five Business Days, and the Company and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if a selling Holder of Transfer Restricted Securities or a Holder of Broker-Dealer Transfer Restricted Securities, as applicable, covered by such Registration Statement or the underwriter(s), if any, shall not have had such an opportunity to participate in the preparation thereof;

                   (v) promptly prior to the filing of any document that is to be incorporated by reference into









              a Registration Statement or Prospectus, provide copies of such document to the selling Holders of Transfer Restricted Securities or the Holders of Broker-Dealer Transfer Restricted Securities, as applicable, and to the underwriter(s), if any, make the Company's representatives available (and representatives of the Guarantors) for discussion of such document and other customary due dili-gence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times at the Company's principal place of business for inspection by the selling Holders of Transfer Restricted Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s) who shall certify to the Company and the Guarantors that they have a current intention to sell Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities pursuant to a Shelf Registration Statement or Market-Maker Prospectus, and, following the Consummation of the Exchange Offer, the Holders of Broker-Dealer Transfer Restricted Securities, such financial and other information of the Company and the Guarantors as reasonably requested and cause the Company's and the Guarantors' officers, directors and employees to respond to such inquiries as shall be reasonably necessary, in the reasonable judgment of counsel to such Holders, to conduct a reasonable investigation; PROVIDED, HOWEVER, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (vii) if requested by any selling Holders of Transfer Restricted Securities or Holders of Broker-Dealer Transfer Restricted Securities, as applicable, or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information that is required by the Act as such Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, to be sold in such offering; and make all required filings of such Prospectus supplement or









              post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (viii) furnish to each Holder of Transfer Restricted Securities or Holders of Broker-Dealer Transfer Restricted Securities, as applicable, and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (ix) deliver to each selling Holder of Transfer Restricted Securities and each of the underwriter(s), if any, and each Holder of Broker-Dealer Transfer Restricted Securities, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, and each Holder of Broker-Dealer Transfer Restricted Securities, in connection with the offering and the sale of the Transfer Restricted Securities and Broker-Dealer Transfer Restricted Securities, as applicable, covered by the Prospectus or any amendment or supplement thereto;

                   (x) enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities and Broker-Dealer Transfer Restricted Securities, as applicable, pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchaser or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who hold Transfer Restricted Securities in an amount equal to at least 25% in aggregate principal amount of outstanding Notes or, in the case of Broker-Dealer Transfer Restricted Securities, by any Holder of Broker-Dealer Transfer Restricted Securities; PROVIDED, that, the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company; and whether or not an underwriting agree-ment is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                        (A)  furnish to the Initial Purchaser, the
                   Holders of Transfer Restricted Securities who hold Transfer Restricted Securities in an amount equal to at least 25% in aggregate principal amount of outstanding Notes (in the case of a Shelf Registration Statement), each Holder of Broker-Dealer Transfer Restricted Securities and each underwriter, if any, in such substance and scope as they may request and as are customarily made in connection with an offering of debt securities pursuant to a Registration Statement (i) upon the effective date of any Registration Statement (and if such Registration Statement contemplates an









                   Underwritten Offering of Transfer Restricted
                   Securities or Broker-Dealer Transfer Restricted Securities, as applicable, upon the date of the closing under the underwriting agreement related thereto) and (ii) upon the filing of any amendment or supplement to any Registration Statement or any other document that is incorporated in any Registration Statement by reference and includes financial data with respect to a fiscal quarter or year:

                             (1)  a certificate, dated the date of
                        effectiveness of any Registration Statement (and if such Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, the date of the closing under the underwriting agreement related thereto) or the date of the filing of any other document pursuant to clause (A)(ii) above, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs
                        (e), (f) and (j) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                             (2)  an opinion, dated the date of
                        effectiveness of any Registration Statement (and if such Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, the date of the closing under the underwriting agreement related thereto) or the date of the filing of any other document pursuant to clause (A)(ii) above, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in paragraphs (b) and (c) of Section 7 of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors (if applicable), the Initial Purchaser's representatives and the Initial Purchaser's counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the factual statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a certain extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantors and without independent check or verification), nothing came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order









                        to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, has not inde-pendently verified and expresses no opinion with respect to, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                             (3)  a customary comfort letter, dated the
                        date of effectiveness of any Registration
                        Statement (and if such Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, the date of the closing under the underwriting agreement related thereto) or the date of the filing of any other document pursuant to clause
                        (A) (ii) above, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with an offering of debt securities pursuant to a Registration Statement, and affirming, or updating, as applicable, the matters set forth in the comfort letters delivered pursuant to Section 7(d) of the Purchase Agreement, without exception;

                        (B)  set forth in full or incorporate by
                   reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                        (C)  deliver such other documents and
                   certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x), if any.

                  (xi) prior to any public offering of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, cooperate with, and cause the Guarantors to cooperate with, the selling Holders of Transfer Restricted Securities, the Holders of Broker-Dealer Transfer Restricted Securities, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, under the securities or Blue Sky laws of such jurisdictions as the selling Holders of Transfer Restricted Securities or Holders of Broker-Dealer Transfer Restricted Securities or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, covered by any Registration Statement filed pursuant to Section 4 hereof; PROVIDED, HOWEVER, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject;

                 (xii) shall issue, upon the request of any Holder of Senior Subordinated Notes covered









              by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Senior Subordinated Notes held by such Holder shall be surrendered to the Company for cancellation;

                (xiii) cooperate with, and cause the Guarantors to cooperate with, the selling Holders of Transfer Restricted Securities and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as such Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                 (xiv) use its reasonable best efforts to cause the Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, subject to the proviso contained in clause (xi) above;

                  (xv)  if any fact or event contemplated by clause
              (d)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (xvi) provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustees under the Indentures with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

               (xviii)  otherwise use its best efforts to comply with
              all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which









              Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                 (xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate, with the Trustees and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Guarantors to execute, and use their best efforts to cause the Trustees to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                  (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any;

                 (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

                (xxii) cause each direct or indirect domestic subsidiary of the Company that is created or acquired and that is required to become a guarantor of the Notes under the Indenture, upon the creation or acquisition of such subsidiary (if then required to become a guarantor), to execute a counterpart to this Agreement in the form at-tached hereto as Exhibit A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchaser no later than seven days following the execution thereof.

                   Each Holder agrees by acquisition of a Transfer Restricted Security or Broker-Dealer Transfer Restricted Securities, as applicable, that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(d)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in
         Section 3 or 4(a) hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(d)(iii)(D) hereof to and including









         the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(d)(xv) hereof or shall have received the Advice.

                   The Company may require each Holder of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the applicable Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such Holder agrees to notify the Company as promptly as practicable of (i) any inaccuracy or change in information previously furnished by such Holder to the Company or (ii) the occurrence of any event, in either case, as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of the applicable Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities required to be stated therein or necessary to make the statements therein not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of the applicable Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 7      REGISTRATION EXPENSES

                   (a) All expenses associated with and incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or any Holder with the NASD and reasonable counsel fees and disbursements in connection therewith (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all reasonable fees and disbursements of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of counsel to the underwriter(s) in connection with compliance with state Blue Sky or securities laws); (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and, subject to Section 7(b)) below, the reasonable fees and disbursements of counsel for the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees and expenses of the Trustees under the Indenture to the extent provided in the Indenture and of any custodian or exchange agent; and (vii) all fees and disbursements of independent certified public









         accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

                   The Company shall, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                   (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be such counsel as the Initial Purchaser shall appoint or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

         SECTION 8      INDEMNIFICATION

                   (a)  Indemnification by the Company and the
         Guarantors. Upon any registration of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, pursuant to Sections 3 and 4 hereof, and in consideration of the agreements of the Initial Purchaser contained herein, and as an inducement to the Initial Purchaser to purchase the Notes, the Company and the Guarantors, jointly and severally, shall and hereby agree to, (i) indemnify and hold harmless each Holder of Transfer Restricted Securities and Broker-Dealer Transfer Restricted Securities, as applicable, to be included in such registration and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, against any losses, claims, damages or liabilities, joint or several, to which such Holder, agent or underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, were registered under the Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse such Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be liable under (i) above to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration









         Statement, or preliminary, final or summary Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

                   (b) Indemnification by the Holders and any Agents and Underwriters. The Company and the Guarantors may require, as a condition to including any Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, in any Registration Statement filed pursuant to Sections 3 and 4 hereof and to entering into any underwriting or placement or sales agent agreement, if any, with respect thereto, that the Company and the Guarantors shall have received an undertaking reasonably satisfactory to them from the Holders of such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, and from each underwriter or agent named in any such underwriting or placement or sales agent agreement, if any, severally and not jointly, to (i) indemnify and hold harmless the Company and the Guarantors, and, in the case of a Shelf Registration Statement, all other Holders of Transfer Restricted Securities, against any losses, claims, damages or liabilities to which the Company, the Guarantors or such other Holders of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, if any, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, agent or underwriter expressly for use therein, and (ii) reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that no such Holder shall be required to undertake liability to any person under this Section 8(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, pursuant to such registration.

                   (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 8, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 8(a) or 8(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying









         party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party; PROVIDED, HOWEVER, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. The indemnifying party shall not be required to indemnify any indemnified party for any amount paid or payable by such indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                   (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by
         Section 8(a) or Section 8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable









         by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) or Broker-Dealer Transfer Restricted Securities, as applicable, exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and any underwriters' obligations in this Section 8(d) to contribute shall be several in proportion to the principal amount of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, registered or underwritten, as the case may be, by them and not joint.

                   (e)  The obligations of the Company and the
         Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Act; and the obligations of the Holders and any underwriters contemplated by this Section 8 shall be in addition to any liability which the respective Holder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company and the Guarantors) and to each person, if any, who controls the Company and the Guarantors within the meaning of the Act.

         SECTION 9      RULE 144A

                   The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         SECTION 10     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS










                   No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         SECTION 11     SELECTION OF UNDERWRITERS

                   The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company; PROVIDED, that such investment bankers and managers must be Goldman, Sachs & Co. or another firm reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.

         SECTION 12     MISCELLANEOUS

                   (a) Remedies. The Company and the Guarantors agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                   (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantors have previously entered into any agreement granting any registration rights with respect to its debt securities or convertible debt securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                   (c) Adjustments Affecting the Notes. The Company and the Guarantors shall not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate the Exchange Offer or the ability of the Holders to include such Notes in the Exchange Offer.

                   (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a









         waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered. The provisions of Sections 4(c), 6(d), 7, 8 and this Section 12(d) may not be amended, modified or supplemented without the written consent of the Initial Purchaser.

                   (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                   (i) if to a Holder, at the address set forth on the records of the Registrars under the Indentures, with a copy to the Registrars under the Indentures; and

                  (ii)  if to the Company and the Guarantors:

                             Amscan Holdings, Inc.
                             80 Grasslands Road
                             Elmsford, New York  10523
                             Telecopier No.:  (914) 345-2056
                             Attention:  Secretary

                        With a copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York  10019
                             Telecopier No.:  (212) 403-2000
                             Attention:  Mitchell S. Presser

                   All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                   Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustees at the address specified in the Indentures.

                   (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

                   (g) Counterparts. This Agreement may be executed in any number of counterparts and by the









         parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                   (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                   (k) Entire Agreement. This Agreement together with the Indenture, the Notes and Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.




























                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




         AMSCAN HOLDINGS, INC.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: Chief Executive Officer





         AMSCAN INC.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: President





         AM-SOURCE, INC.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: President






















         TRISAR, INC.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: President




         SSY REALTY CORP.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: President




         JCS REALTY CORP.



         By:  /s/ Gerald C. Rittenberg
             Name:  Gerald C. Rittenberg
             Title: President


         GOLDMAN, SACHS & CO.



         /s/ Goldman, Sachs & Co.
         (Goldman, Sachs & Co.)







                                    EXHIBIT A



            COUNTERPART TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                   The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of the Exchange and Registration Rights Agreement, dated as of December 19, 1997, by and among Amscan Holdings, Inc., a Delaware corporation, each of the Guarantors (as defined therein) and the Initial Purchaser (as defined therein).

                   IN WITNESS WHEREOF, the undersigned has executed this Counterpart as of _______________, 199_.


                                            [NAME]



                                            By:
                                                Name:
                                                Title:


























                                       -27-